Exhibit 99.1

Contact: Ken Moyle
Insightful Corporation
(206) 283-8802
investor@insightful.com

INSIGHTFUL SEEKS NEW CFO, AUDITOR

     SEATTLE — June 8, 2004 — Insightful Corporation (NASDAQ:IFUL) a leading provider of software solutions for analysis of numeric and text data, today announced that chief financial officer Fred Schapelhouman will leave the company. Schapelhouman has agreed to remain in his role while the company recruits a new chief financial officer. In an unrelated event, the company’s independent auditor, Ernst & Young LLP, has resigned and the company is actively recruiting a new firm. Ernst & Young reported no disagreements with management.

     “I want to thank Fred for his contributions to Insightful,” said Jeff Coombs, president and chief executive officer. “During Fred’s tenure, Insightful returned to positive cash flows and achieved the important milestone of purchasing the technology underlying the S language from Lucent earlier this year.”

     “It was a very difficult decision to leave Insightful and all the people I have enjoyed working with here,” said Schapelhouman. “However, now that the company is on a stronger financial footing, I plan to return to my consulting practice, which is a better fit for my goals and aspirations at this stage in my life. I believe Insightful has a bright future and I wish my colleagues all the best.”

     ABOUT INSIGHTFUL

     Insightful Corporation (NASDAQ:IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistical data analysis, data mining and knowledge access enabling clients to gain intelligence from numeric and text data.

     Insightful products include S-PLUS®, Insightful Miner™, S-PLUS® Server and InFact®. Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions. The company has been delivering industry-leading, high-ROI solutions for 17 years to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications, manufacturing, plus government and research institutions.

     Headquartered in Seattle, Insightful has offices in New York City, North Carolina, France, Switzerland, and the United Kingdom, with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-800-569-0123.

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Note to Investors - Forward Looking Statements

This press release contains forward-looking statements, including statements about the company’s financial condition and future performance and statements about the company’s recruitment of a new CFO and the company’s recruitment of a new independent auditor. Forward-looking statements are based on the judgment and opinions of management at the time the statements are made. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Actual results could differ materially from those expressed or implied by the forward-looking statements for a number of reasons, including the risk that we are unable to recruit a desirable CFO in a timely fashion and at a reasonable cost; the risk that integration of a new CFO into our management team will disrupt our ongoing business and financial reporting process; the risk that the company will be unable to engage a new auditor in a timely fashion and the risk that the transition to a new auditor may result in the company’s inability to timely file its periodic report on Form 10-Q for the period ending June 30, 2004. More detailed information regarding these and other factors that could affect our actual results is set forth in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q. You should not unduly rely on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to update publicly any forward- looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.